STATE of DELAWARE

CERTIFICATE of INCORPORATION

A STOCK CORPORATION

First: The name of this Corporation is “Net Savings Link, Inc.,” being converted from a Colorado corporation.

Second: Its registered office is the State of Delaware is to be located at Harvard Business Services, Inc., 16192 Coastal Highway, Lewes, Delaware 19958, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Fourth: (a) SHARES:

1.	Authorized Shares. The aggregate number of shares which the corporation shall have authority to issue is now seven billion (7,000,000,000) shares, consisting of three classes to be designated, respectively, “Common Stock”, “Series A Preferred Stock”, and “Series B Preferred Stock”; each shall have a par value of $0.00001 per share. The total number of shares of Common Stock that the corporation shall have authority to issue is six billion (6,000,000,000) shares. The total number of shares of Series A Preferred Stock the corporation shall have authority to issue is one hundred million (100,000,000) shares. The total number of shares of Series B Preferred Stock the corporation shall have the authority to issue is seven hundred and seventy-five million (775,000,000) shares. The balance of one hundred twenty-five million (125,000,000) shares shall be preferred stock which will remain undesignated at this time, awaiting future designation.

a.	Common Stock - par value $0.00001 per share:

(1)	Dividend Rate. The holders of Common Stock shall be entitled to receive dividends when, as, and if declared by the board of directors out of assets legally available therefor.

(2)	Voting Rights. Except as otherwise provided by the Delaware General Corporation Law, as amended (the “DGCL”), the holders of the issued and outstanding shares of the Common Stock shall be entitled to one vote for each share. No holder of shares of Common Stock shall have the right to cumulate votes.

(3)	Liquidation Rights. In the event of liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, subject to the prior rights of the holders of Series A Preferred Stock and Series B Preferred Stock, if any, the holders of shares of the Common Stock can share ratably in the corporation’s assets, and shall share equally and ratably in the corporation’s assets available for distribution after giving effect to any liquidation preference of any shares of the Series A Preferred Stock or Series B Preferred Stock. A merger, conversion, exchange, or consolidation of the corporation with or into any other person or sale or transfer of all or any part of the assets of the corporation (which shall not in fact result in the liquidation of the corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation.

b.	Series A Preferred Stock - par value $0.00001 per share:

(1)	Voting Rights. Except as otherwise provided by the DGCL, the holders of the issued and outstanding shares of the Series A Preferred Stock shall be entitled to 1,000 votes for each share held by them.

(2)	Consideration for Shares. The shares of the Series A Preferred Stock authorized by this article shall be issued for such consideration as shall be fixed, from time to time, by the board of directors.

c.	Series B Preferred Stock - par value $0.00001 per share:

(1)	Voting Rights. Except as otherwise provided by the DGCL, the holders of the issued and outstanding shares of the Series B Preferred Stock shall be entitled to one vote for each share held by them.

(2)	Conversion Rights. The holders of shares of the corporation’s Series B Preferred Stock shall have the right to convert each share of Series B Preferred Stock held by them to one share of the corporation’s Common Stock.

(3)	Consideration for Shares. The shares of the Series B Preferred Stock authorized by this article shall be issued for such consideration as shall be fixed, from time to time, by the board of directors.

2.	Non-Assessment of Stock. The capital stock of the corporation, after the amount of the subscription price has been fully paid, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles shall not be amended in this particular. No stockholder of the corporation is individually liable for the debts or liabilities of the corporation.

Fifth: The name and mailing address of the incorporator are as follows: James Tilton, 2374 Route 390 North Mountainhome, Cresco, Pennsylvania 18326.

Sixth: Other than the election or removal of directors of the Corporation, any act or transaction by or involving the Corporation that requires for its adoption under the General Corporation Law of the State of Delaware or this Certificate of Incorporation, as may be amended from time to time the approval of the stockholders of the Corporation shall, pursuant to Section 251(g)(7)(i) of the General Corporation Law of the State of Delaware, require, in addition, the approval of the stockholders of the Corporation (or any successor by merger), by the same vote as is required by the General Corporation Law of the State of Delaware and/or this Certificate of Incorporation, as may be amended from time to time.

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this

May 17, 2017

By:	/s/ James Tilton
James Tilton, incorporator

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A NON-DELAWARE CORPORATION
TO A DELAWARE CORPORATION
PURSUANT TO SECTION 265 OF THE
DELAWARE GENERAL CORPORATION LAW

1.)	The jurisdiction where the Non-Delaware Corporation first formed is Colorado.

2.)	The jurisdiction immediately prior to filing this Certificate is Colorado.

3.)	The date the Non-Delaware Corporation first formed is February 21, 2007.

4.)	The name of the Non-Delaware Corporation immediately prior to filing this Certificate is Net Savings Link, Inc.

5.)	The name of the Corporation as set forth in the Certificate of Incorporation is Net Savings Link, Inc.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Non-Delaware Corporation have executed this Certificate on May 17, 2017.

By:	/s/ James Tilton
Name:	James Tilton
Title:	incorporator/board member

STATE of DELAWARE

CERTIFICATE of INCORPORATION

A STOCK CORPORATION

First: The name of this Corporation is “NSAV Holding, Inc.”

Second: Its registered office is the State of Delaware is to be located at Harvard Business Services, Inc., 16192 Coastal Highway, Lewes, Delaware 19958, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Fourth: (a) SHARES:

1. Authorized Shares. The aggregate number of shares which the corporation shall have authority to issue is now seven billion (7,000,000,000) shares, consisting of three classes to be designated, respectively, “Common Stock”, “Series A Preferred Stock”, and “Series B Preferred Stock”; each shall have a par value of $0.00001 per share. The total number of shares of Common Stock that the corporation shall have authority to issue is six billion (6,000,000,000) shares. The total number of shares of Series A Preferred Stock the corporation shall have authority to issue is one hundred million (100,000,000) shares. The total number of shares of Series B Preferred Stock the corporation shall have the authority to issue is seven hundred and seventy-five million (775,000,000) shares. The balance of one hundred twenty-five million (125,000,000) shares shall be preferred stock which will remain undesignated at this time, awaiting future designation.

a. Common Stock - par value $0.00001 per share:

(1) Dividend Rate. The holders of Common Stock shall be entitled to receive dividends when, as, and if declared by the board of directors out of assets legally available therefor.

(2) Voting Rights. Except as otherwise provided by the Delaware General Corporation Law, as amended (the “DGCL”), the holders of the issued and outstanding shares of the Common Stock shall be entitled to one vote for each share. No holder of shares of Common Stock shall have the right to cumulate votes.

(3) Liquidation Rights. In the event of liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, subject to the prior rights of the holders of Series A Preferred Stock and Series B Preferred Stock, if any, the holders of shares of the Common Stock can share ratably in the corporation’s assets, and shall share equally and ratably in the corporation’s assets available for distribution after giving effect to any liquidation preference of any shares of the Series A Preferred Stock or Series B Preferred Stock. A merger, conversion, exchange, or consolidation of the corporation with or into any other person or sale or transfer of all or any part of the assets of the corporation (which shall not in fact result in the liquidation of the corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation.

b. Series A Preferred Stock - par value $0.00001 per share:

(1) Voting Rights. Except as otherwise provided by the DGCL, the holders of the issued and outstanding shares of the Series A Preferred Stock shall be entitled to 1,000 votes for each share held by them.

(2) Consideration for Shares. The shares of the Series A Preferred Stock authorized by this article shall be issued for such consideration as shall be fixed, from time to time, by the board of directors.

c. Series B Preferred Stock - par value $0.00001 per share:

(1) Voting Rights. Except as otherwise provided by the DGCL, the holders of the issued and outstanding shares of the Series B Preferred Stock shall be entitled to one vote for each share held by them.

(2) Conversion Rights. The holders of shares of the corporation’s Series B Preferred Stock shall have the right to convert each share of Series B Preferred Stock held by them to one share of the corporation’s Common Stock.

(3) Consideration for Shares. The shares of the Series B Preferred Stock authorized by this article shall be issued for such consideration as shall be fixed, from time to time, by the board of directors.

2. Non-Assessment of Stock. The capital stock of the corporation, after the amount of the subscription price has been fully paid, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles shall not be amended in this particular. No stockholder of the corporation is individually liable for the debts or liabilities of the corporation.

Fifth: The name and mailing address of the incorporator are as follows: James Tilton, 2374 Route 390 North Mountainhome, Cresco, Pennsylvania 18326.

Sixth: Other than the election or removal of directors of the Corporation, any act or transaction by or involving the Corporation that requires for its adoption under the General Corporation Law of the State of Delaware or this Certificate of Incorporation, as may be amended from time to time the approval of the stockholders of the Corporation shall, pursuant to Section 251(g)(7)(i) of the General Corporation Law of the State of Delaware, require, in addition, the approval of the stockholders of the Corporation (or any successor by merger), by the same vote as is required by the General Corporation Law of the State of Delaware and/or this Certificate of Incorporation, as may be amended from time to time.

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this

May 17, 2017

By:	/s/ James Tilton
James Tilton, incorporator

STATE of DELAWARE

CERTIFICATE of INCORPORATION

A STOCK CORPORATION

First: The name of this Corporation is NSAV Services, Inc.

Second: Its registered office is the State of Delaware is to be located at Harvard Business Services, Inc., 16192 Coastal Highway, Lewes, Delaware 19958, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Fourth: (a) SHARES:

1. Authorized Shares. The aggregate number of shares which the corporation shall have authority to issue is now seven billion (7,000,000,000) shares, consisting of three classes to be designated, respectively, “Common Stock”, “Series A Preferred Stock”, and “Series B Preferred Stock”; each shall have a par value of $0.00001 per share. The total number of shares of Common Stock that the corporation shall have authority to issue is six billion (6,000,000,000) shares. The total number of shares of Series A Preferred Stock the corporation shall have authority to issue is one hundred million (100,000,000) shares. The total number of shares of Series B Preferred Stock the corporation shall have the authority to issue is seven hundred and seventy-five million (775,000,000) shares. The balance of one hundred twenty-five million (125,000,000) shares shall be preferred stock which will remain undesignated at this time, awaiting future designation.

a. Common Stock - par value $0.00001 per share:

(1) Dividend Rate. The holders of Common Stock shall be entitled to receive dividends when, as, and if declared by the board of directors out of assets legally available therefor.

(2) Voting Rights. Except as otherwise provided by the Delaware General Corporation Law, as amended (the “DGCL”), the holders of the issued and outstanding shares of the Common Stock shall be entitled to one vote for each share. No holder of shares of Common Stock shall have the right to cumulate votes.

(3) Liquidation Rights. In the event of liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, subject to the prior rights of the holders of Series A Preferred Stock and Series B Preferred Stock, if any, the holders of shares of the Common Stock can share ratably in the corporation’s assets, and shall share equally and ratably in the corporation’s assets available for distribution after giving effect to any liquidation preference of any shares of the Series A Preferred Stock or Series B Preferred Stock. A merger, conversion, exchange, or consolidation of the corporation with or into any other person or sale or transfer of all or any part of the assets of the corporation (which shall not in fact result in the liquidation of the corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation.

b. Series A Preferred Stock - par value $0.00001 per share:

(1) Voting Rights. Except as otherwise provided by the DGCL, the holders of the issued and outstanding shares of the Series A Preferred Stock shall be entitled to 1,000 votes for each share held by them.

(2) Consideration for Shares. The shares of the Series A Preferred Stock authorized by this article shall be issued for such consideration as shall be fixed, from time to time, by the board of directors.

c. Series B Preferred Stock - par value $0.00001 per share:

(1) Voting Rights. Except as otherwise provided by the DGCL, the holders of the issued and outstanding shares of the Series B Preferred Stock shall be entitled to one vote for each share held by them.

(2) Conversion Rights. The holders of shares of the corporation’s Series B Preferred Stock shall have the right to convert each share of Series B Preferred Stock held by them to one share of the corporation’s Common Stock.

(3) Consideration for Shares. The shares of the Series B Preferred Stock authorized by this article shall be issued for such consideration as shall be fixed, from time to time, by the board of directors.

2. Non-Assessment of Stock. The capital stock of the corporation, after the amount of the subscription price has been fully paid, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles shall not be amended in this particular. No stockholder of the corporation is individually liable for the debts or liabilities of the corporation.

Fifth: The name and mailing address of the incorporator are as follows James Tilton, 2374 Route 390 North Mountainhome, Cresco, Pennsylvania 18326.

Sixth: Other than the election or removal of directors of the Corporation, any act or transaction by or involving the Corporation that requires for its adoption under the General Corporation Law of the State of Delaware or this Certificate of Incorporation, as may be amended from time to time the approval of the stockholders of the Corporation shall, pursuant to Section 251(g)(7)(i) of the General Corporation Law of the State of Delaware, require, in addition, the approval of the stockholders of the Corporation (or any successor by merger), by the same vote as is required by the General Corporation Law of the State of Delaware and/or this Certificate of Incorporation, as may be amended from time to time.

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this

May 17, 2017

By:	/s/ James Tilton
James Tilton, incorporator